UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
|Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2003

Umpqua Holdings Corporation
(Exact Name of Registrant as Specified in Its Charter)

OREGON (State or Other Jurisdiction of Incorporation or Organization)	000-25597 (Commission File Number)	93-1261319 (I.R.S. Employer Identification Number)

200 SW Market Street, Suite 1900
Portland, Oregon 97201
(address of Principal Executive Offices)(Zip Code)

(503) 546-2499
(Registrant's Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Item 7. Financial Statements and Exhibits

(a)	Financial statements of business acquired. Not applicable.
(b)	Pro Forma Financial Information Not applicable.
(c)	Exhibits.

The following exhibits are being filed herewith and this list shall constitute the exhibit index:

Exhibit

(99)	Press Release

Item 9. Regulation FD Disclosure

On December 19, 2003, Umpqua issued a press release announcing a cash dividend to shareholders for the fourth quarter of 2003 and scheduled its quarterly investor conference call. All of the information in the press release, appearing in Exhibit 99, is not filed but is furnished pursuant to Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UMPQUA HOLDINGS CORPORATION (Registrant)
Dated: December 19, 2003	By: /s/ Kenneth E. Roberts Kenneth E. Roberts Assistant Secretary

FOR IMMEDIATE RELEASE

CONTACTS
Ray Davis Umpqua Holdings Corporation 503-546-2490 raydavis@umpquabank.com	Dan Sullivan Umpqua Holdings Corporation 503-546-2492 dansullivan@umpquabank.com

UMPQUA HOLDINGS CORPORATION ANNOUNCES FOURTH QUARTER DIVIDEND
Quarterly earnings conference call scheduled for January 20, 2004.

PORTLAND, Ore. - December 19, 2003 - The Board of Directors of Umpqua Holdings Corporation (NASDAQ: UMPQ) today announced a cash dividend of $.04 per share payable on January 15, 2004 to all shareholders of record as of December 31, 2003.

Umpqua Holdings Corporation will conduct a quarterly earnings conference call Tuesday, January 20, 2004 at 10:00 a.m. PST where the Company will discuss fourth quarter results and provide an update on recent activities. There will be a question-and-answer session following the presentation. Shareholders, analysts and other interested parties are invited to join the call by dialing 888-373-3590 a few minutes before 10:00 a.m. The password is "UMPQUA." A rebroadcast can be heard approximately one hour after the conference call by dialing 800-876-6785, or by visiting www.umpquaholdingscorp.com. Information to be discussed in the teleconference will be available on the company's website prior to the call.

Umpqua Holdings Corporation is the parent company of Umpqua Bank, an Oregon state-chartered bank recognized for its entrepreneurial approach, innovative use of technology, and distinctive banking solutions. Umpqua Bank has 64 stores in Oregon and Southwest Washington, in addition to retail and wholesale mortgage lending offices in Coos Bay, Bend and Clackamas. Umpqua Holdings also owns retail brokerage subsidiary Strand, Atkinson, Williams & York, which has 14 locations throughout Oregon and Southwest Washington and offers brokerage services within Umpqua Bank stores. Umpqua Holdings Corporation is headquartered in Portland, Oregon. For more information, visit www.umpquaholdingscorp.com.

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